Exhibit 99.3

FOR IMMEDIATE RELEASE

MOVIE GALLERY FILES PLAN OF REORGANIZATION

AND DISCLOSURE STATEMENT WITH SUPPORT OF MAJOR CONSTITUENTS

DOTHAN, Ala., December 22, 2007 — Movie Gallery, Inc. (“Movie Gallery” or the “Company”) (OTC Pink Sheets: MOVIQ.PK) today announced that the Company and its debtor subsidiaries have filed a Joint Plan of Reorganization (the “Plan”) and Disclosure Statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”). A hearing to consider approval of the Disclosure Statement has been scheduled for January 29, 2008.

The Company also announced that the Plan filed today is supported by both Sopris Capital Advisors LLC (“Sopris”), in its capacity as the largest holder of Movie Gallery’s 11% Senior Notes and in its capacity as a substantial holder of claims under Movie Gallery’s second lien credit agreement, as well as the steering committee for holders of claims under Movie Gallery’s first lien credit agreement. Movie Gallery expects that it will ask the Bankruptcy Court to confirm the Plan early in the second quarter of 2008, and hopes to emerge from bankruptcy shortly thereafter.

“The filing of our Plan is a significant step towards emerging from Chapter 11 as a stronger, more competitive company,” said Joe Malugen, Chairman, President and Chief Executive Officer of Movie Gallery. “We have made substantial progress in addressing our operational and financial challenges and we are confident that the company will be well-positioned to operate profitably and create value for all of its stakeholders upon emergence.”

The Plan provides for the following:

•	Conversion of the Company’s $325 million 11% Senior Notes and other general unsecured claims into new equity of reorganized Movie Gallery;

•	Conversion of approximately $72 million of the Company’s $175 million second lien indebtedness, held by Sopris, into equity of reorganized Movie Gallery;

•	The Company’s first lien indebtedness would remain in place on restructured terms in accordance with that certain First Lien Term Sheet attached to the Plan;

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The Company’s remaining second lien debt (following conversion of the second lien debt held by Sopris) would remain in place on restructured terms set forth in that certain Second Lien Term Sheet attached to the Plan;

•	A commitment by Sopris to backstop a $50 million equity rights offering to be made available to eligible 11% Senior Noteholders; and

•	Existing shares of the Company’s common stock will be cancelled.

Mr. Malugen added, “I want to thank all of our partners and associates, whose perseverance and commitment to Movie Gallery has played a significant role in helping us reach this significant milestone.”

The Disclosure Statement filed today contains a historical profile of the company, a description of proposed distributions to creditors, as well as many of the technical matters required for the solicitation process, such as descriptions of who will be eligible to vote on the Plan and the voting process itself.

Movie Gallery’s Plan and Disclosure Statement are available at www.kccllc.net/moviegallery.

This release is not intended as a solicitation for a vote on the Plan.

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,650 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate subject to the terms of the debtor in possession financing facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases including a plan consistent with the terms set forth in the Plan Support Agreement; (v) risks associated with a termination of the agreement and financing availability; (vi) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (viii) the Company’s ability to maintain contracts and leases that are critical to its operations; (ix) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (x) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (xi) the ability of the Company to attract, motivate and/or retain key executives and associates; (xii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xiii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan or plans of reorganization could result in holders of Movie Gallery’s common stock or other equity interests and claims relating to prepetition liabilities receiving no distribution on account of their interest and cancellation of their interests and their claims and cancellation of their claims. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock and creditors that the claims may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Movie Gallery’s common stock or other equity interest or any claims relating to pre-petition liabilities.

Contacts:

Analysts and Investors: Thomas Johnson, Movie Gallery, Inc., 334-702-2400

Media: Andrew B. Siegel or Meaghan A. Repko of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

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